Exhibit 10.1

VALLEY NATIONAL BANCORP
2016 LONG-TERM STOCK INCENTIVE PLAN
(Adopted by Directors January 29, 2016)
(Adopted by Shareholders April 28, 2016)

1.    Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries and members of the Board of Directors of the Company whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers, employees and Directors to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to officers and employees and may grant Restricted Stock Awards and Restricted Stock Units to Directors.
2.    Definitions. For purposes of this Plan:

(a)
“Accelerated Restricted Stock” means Shares of Restricted Stock granted at any time by the Company which are (i) held by Grantees who at any time were named executive officers (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which restrictions upon such Shares lapse for any reason in connection with any termination of employment. For purposes of clarity, Shares of Accelerated Restricted Stock upon which restrictions lapse pursuant to Section 8(c)(2) in connection with a Change in Control will not be deemed Accelerated Restricted Stock even if a termination of employment occurs in connection with the Change in Control.

(b)
“Accelerated Restricted Stock Units” means Restricted Stock Units granted at any time by the Company which are (i) held by Grantees who at any time were named executive officers (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which restrictions upon such Restricted Stock Units lapse for any reason in connection with any termination of employment. For purposes of clarity, Accelerated Restricted Stock Units upon which restrictions lapse pursuant to Section 9(c)(2) in connection with a Change in Control will not be deemed Accelerated Restricted Stock Units even if a termination of employment occurs in connection with the Change in Control.

(c)
“Accelerated Stock Options” means any Option granted at any time by the Company which is (i) held by a Grantee who at any time was a named executive officer (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which either (A) the exercisability (i.e. the vesting) of such Option is accelerated for any reason in connection with any termination of employment or (B) the exercise period of such Option is extended by the Committee under Section 6(g). For purposes of clarity, Options for which vesting accelerates pursuant to Section 6(h) in connection with a Change in Control will not be deemed Accelerated Stock Options even if a termination of employment occurs in connection with the Change in Control.

(d)	“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(e)	“Award” means a grant of Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, or any combination of the foregoing.

(f)	“Bank” means Valley National Bank, a Subsidiary.

(g)	“Board” means the Board of Directors of the Company.

(h)
“Cause” means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

(i)
“Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, extraordinary cash dividend, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(j)
“Change in Control” means any of the following events: (i) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) the consummation of (A) a transaction, other than a Non‑Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, or (iii) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof or, following a Non‑Control Transaction, a majority of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non‑Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two‑thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non‑Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least a majority of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) “Surviving Corporation” means (A) in a transaction in which the Company becomes the subsidiary of another corporation, the ultimate parent entity of the Company or the Company’s successor, and (B) in any other transaction pursuant to which the Company is merged with or into another corporation, the surviving or resulting corporation in the merger or consolidation.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)
“Committee” means the Compensation and Human Resources Committee of the Board or such other committee designated by the Board consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified. With respect to administration of the Plan as it relates to Awards granted to Directors, the term “Committee” when used in the Plan shall be deemed to mean the Board.

(m)	“Company” means Valley National Bancorp, a New Jersey corporation.

(n)	“Director” means a member of the Board who is not also serving as an employee of the Company or any Subsidiary.

(o)
“Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein. References to the term “Eligible Employee” in the Plan shall be read to include “Director” as the context may require.

(p)	“Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

(q)
“Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)
“Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion using a method that complies with Section 409A of the Code; provided, however, that (A) if the Shares are listed on the New York Stock Exchange (“NYSE”) or other national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (B) if the Shares are then traded in an over-the-counter market, Fair Market Value on any date shall be the mean of the high bid and low asked prices for the Shares in such over-the-counter market for such date or on the last date preceding such date on which high bid and low asked prices exist.

(t)	“Grantee” means a person to whom an Award has been granted under the Plan.

(u)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(v)	“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(w)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(x)	“Optionee” means an Eligible Employee to whom an Option has been granted under the Plan.

(y)
“Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(z)	“Plan” means the Valley National Bancorp 2016 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(aa)	“Prior Plan” means the Valley National Bancorp 2009 Long-Term Stock Incentive Plan (and together with the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, the “Prior Plans”).

(ab)	“Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(ac)
“Restricted Stock Unit” means a right to receive an amount equivalent to one Share payable in Common Stock or cash at the discretion of the Committee upon the satisfaction of terms and conditions as provided in Section 9 hereof, including without limitation the satisfaction of specified performance criteria. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee.

(ad)
“Retirement” means the retirement from active employment with the Company of an employee or officer, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i)
he has a minimum combined total of years of service and age equal to eighty (80); he is age fifty-five (55) or older; and he provides six (6) months prior written notice to the Company of the retirement; or

(ii)	he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides six (6) months prior written notice to the Company of the retirement.
“Years of Service” shall be defined as follows: (i) for participants in the Valley National Bank Benefit Equalization Plan (the “BEP”), the same way the term “Years of Credited Service” is defined under the BEP, as in effect on the Effective Date, and (ii) for all other employees or officers, the same way “years of Credited Service” is defined under the Valley National Bank Pension Plan, as in effect on the Effective Date (the “Pension Plan”), provided that for the purpose of the Pension Plan, years of service will mean only employment by the Company, and will not include employment by any company or entity acquired by the Company for the period prior to its acquisition by the Company. An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award or Option granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only. This definition of “Years of Service” is not impacted or altered by the 2014 freeze of the BEP and the Pension Plan, nor will it be impacted by any future amendment, including with respect to the definition of Years of Credited Service, or termination of such plans.
For Directors, the term “Retirement” shall mean the date on which the Director ceases to be a member of the Board after both attaining age sixty five (65) and completing at least five (5) years of service on the Board.

(ae)	“Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(af)	“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(ag)
“Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ah)
“Ten-Percent Shareholder” means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.    Administration.

(a)
Except as set forth in Section 3(b) below, the Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)
to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)
to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares, units or rights, the purchase price per share, if any, of Restricted Stock or Restricted Stock Units and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)
to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4)	to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)	generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(b)
The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Directors. Directors shall only be eligible to receive Restricted Stock Awards pursuant to Section 8 and/or Restricted Stock Units pursuant to Section 9. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 3 and elsewhere in the Plan, in connection with Awards to Grantees shall be deemed to be given to the Board in its sole discretion in connection with Awards to Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or any other Board committee composed entirely of independent Directors, its recommendation on the level of Awards for this purpose.

(c)
No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee and the Board shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

4.    Stock Subject to Plan.

(a)
The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 9,400,000, less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2015. The maximum number of Shares that may be granted pursuant to Options and Stock Appreciation Rights to any one Eligible Employee in any calendar year is 1,000,000. The maximum grant date fair value of Shares that may be issued or transferred pursuant to Awards of Restricted Stock and Restricted Stock Units to any one Eligible Employee in any calendar year is $7,000,000. The maximum grant date fair value of Shares that may be issued or transferred pursuant to Awards of Restricted Stock and Restricted Stock Units to any one Director in any calendar year is $300,000. Subject to the foregoing aggregate limitations, the maximum number of Shares that may be granted pursuant to Incentive Stock Options shall be 9,400,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization in accordance with Section 11. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(b)
Whenever any outstanding Option or Award under this Plan (or any option or award under the Prior Plans that is outstanding after December 31, 2015) or any portion thereof expires or is cancelled, forfeited or otherwise terminated (excluding termination due to exercise of Options or Stock Appreciation Rights) for any reason, including failure to meet applicable performance goals, the Shares allocable to the expired, cancelled, forfeited or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards under this Plan.

(c)
Whenever any Shares subject to an Award other than an Option or Stock Appreciation Right granted under this Plan (or any award other than an option or stock appreciation right under the Prior Plans that is outstanding after December 31, 2015) are tendered (either actually or by attestation) or withheld by the Company to satisfy tax withholding requirements, such Shares may again be the subject of Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not again be subject to Awards under this Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2015, an option under the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2015, options or stock appreciation rights under the Prior Plans, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2015, a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2015, options under the Prior Plans.

(d)
Shares subject to Awards granted under this Plan (or awards under the Prior Plans that are outstanding after December 31, 2015) settled in cash may again be the subject of Options and Awards under this Plan.

5.    Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.
6.    Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)
Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

(b)
Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Any such extension shall only be made in accordance with Section 409A of the Code.

(c)
Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d)
Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Unless otherwise provided in the Option Agreement, upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e)
Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price and required tax withholding for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by transferring Shares having a Fair Market Value on the day preceding the date of exercise of such option equal to the aggregate purchase price for the Shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee, (iv) at the discretion of the Committee, by having Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f)
Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)
Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)
If the Optionee’s termination of employment is due to his death, the Option or portion thereof that is exercisable or becomes exercisable on the date of termination shall remain outstanding and be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however, that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 17(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment. If the Company’s notice is given more than six (6) months after the date of the Optionee’s termination of employment, the Option shall be exercisable for six (6) months from the date of such notice, and shall thereafter terminate; provided, however, that in no event shall the Option be exercisable beyond two (2) years following the Optionee’s termination of employment. If no notice is given by the Company, the Option shall be exercisable for a period of two (2) years following such termination of employment, and shall thereafter terminate. The written notice to be given under this paragraph may be given by regular mail and shall identify the option including the number of Shares subject to the option, the current exercise price and remaining exercise period and such other appropriate information as the Company may determine, provided that any defect in the notice shall not affect the validity of the notice;

(2)
If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee’s Retirement), the Option shall terminate on the date of the Optionee’s termination of employment;

(3)
If the termination of employment is due to the Optionee’s Retirement, the Option or portion thereof that is exercisable or becomes exercisable on the date of termination shall remain outstanding and be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

(4)
If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. To the extent that the exercise period is extended by the Committee after the Option is granted, such extension may only be made in accordance with Section 409A of the Code.
With respect to any Accelerated Stock Options, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 24 months after the date of such termination;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 18 months after the date of Retirement;
(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph.
To effectuate the foregoing, the certificate issued by the Company for all Shares obtained upon the exercise of an Accelerated Stock Option will bear an appropriate legend restricting transfers for the applicable period on all such Shares up to the maximum number of Shares subject to the retention requirements above.

(h)
Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. The Committee shall have the authority to make Option Awards under Agreements which provide that the Option does not become immediately and fully exercisable upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such Option will become immediately and fully exercisable upon the termination by the Company of the employment of the Grantee following a Change in Control.

(i)
Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, other than pursuant to Section 11, the Committee shall not without the approval of the Company’s shareholders (a) reduce the purchase price per Share of an Option after it is granted, (b) cancel an Option when the purchase price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Shares are then listed.

7.    Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in relation to an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a)	Time of Grant. A Stock Appreciation Right may be granted:

(i)	at any time if unrelated to an Option; or

(ii)	if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b)	Stock Appreciation Rights Related to an Option.

(i)
Payment. A Stock Appreciation Right granted in relation to an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

(ii)
Exercise. A Stock Appreciation Right granted in relation to an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(iii)
Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iv)	Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in relation to an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in relation to a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(v)
Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in relation to a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) hereof (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)
Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Unless otherwise provided in the Agreement, upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately and fully exercisable. Unless otherwise provided in the Agreement, upon the death of a Grantee, the Stock Appreciation Rights held by the Grantee that are exercisable or become exercisable upon death, shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Unless otherwise provided in the Agreement, upon the Retirement of a Grantee, the Stock Appreciation Rights held by the Grantee that are exercisable or become exercisable upon such Retirement shall remain outstanding and be exercisable for the remaining term of the Stock Appreciation Right and thereafter shall be unaffected by the death of the Grantee, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d)
Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)
Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. If the Committee decides to make payment in Shares, the Committee in its discretion has the right, if requested by the Grantee, to cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of exercise, equal to the aggregate required tax withholding in connection with such exercise, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding arising upon exercise.

(f)
Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Stock Appreciation Rights or accept the surrender of outstanding Stock Appreciation Rights (to the extent not exercised) and grant new Stock Appreciation Rights in substitution for them. Notwithstanding the foregoing, no modification of an Stock Appreciation Right shall alter or impair any rights or obligations under the Stock Appreciation Right without the Grantee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, other than pursuant to Section 11, the Committee shall not without the approval of the Company’s stockholders (a) reduce the purchase price per Share of a Stock Appreciation Right after it is granted, (b) cancel a Stock Appreciation Right when the purchase price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Shares are then listed.

(g)
Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. The Committee shall have the authority to make Awards of Stock Appreciation Rights under Agreements which provide that the Award does not become immediately and fully exercisable upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such Awards will become immediately and fully exercisable upon the termination by the Company of the employment of the Grantee following a Change in Control.

8.    Restricted Stock. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)
Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(b)
Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment (or cessation of service) of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)	Lapse of Restrictions.

(1)
Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary or a Director of the Company from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions. The Board may determine, in its discretion, to grant Restricted Stock Awards to Directors that vest in whole or in part immediately upon grant.

(2)
In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof. The Committee shall have the authority to make Awards of Restricted Stock under Agreements which provide that restrictions do not immediately lapse upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such restrictions shall lapse upon the termination by the Company of the employment of the Grantee following a Change in Control.

(3)
In the event of termination of employment (or cessation of service) as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee shall have the authority to make Awards of Restricted Stock under Agreements which provide that restrictions do not immediately lapse upon the death or Retirement of the Grantee. The Committee may do so by any means including by providing in an Agreement that Shares of Restricted Stock not yet vested shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be employed by the Company (or ceasing to serve as a Director) for any reason whatsoever.

(4)
The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(5)	With respect to any Shares of Accelerated Restricted Stock, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 24 months;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 18 months;

(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph 8(c)(5).
To effectuate the foregoing, the new certificate issued by the Escrow Agent pursuant to Section 8(e) for Shares of Accelerated Restricted Stock subject to the retention requirements above will bear an appropriate legend restricting transfers for the applicable period and will continue to be held by the Escrow Agent in accordance with Section 8(e).

(6)
Notwithstanding anything to the contrary in the Plan, the Committee shall have the authority to make Awards of Restricted Stock to a Grantee in Agreements under which restrictions on all or a portion of such Shares shall not immediately lapse and become fully vested upon a Change in Control of the Company or the death or Retirement of the Grantee.

(d)
Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine to pay to the Grantee cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company. Any such cash dividends paid with respect to Shares of Restricted Stock shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company. In the Committee’s sole discretion, interest may be credited on the amount of any cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with any interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)
Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If applicable, a new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such Shares, shall remain in effect. Notwithstanding the foregoing, if requested by a Grantee who is an Eligible Employee, the Committee in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

9.
Restricted Stock Units. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock Units which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)
Rights of Grantee. Restricted Stock Units granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Restricted Stock Units. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Unit Award or shall fail to pay the purchase price, if any, for the Restricted Stock Units, the Award shall be null and void. The Grantee shall not have any of the rights of a shareholder with respect to Restricted Stock Units, subject to Section 9(d).

(b)
Non-Transferability. Until any restrictions upon the Restricted Stock Units awarded to a Grantee shall have lapsed in the manner set forth in Section 9(c), such Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the termination of employment (or cessation of service) of the Grantee, all of such Restricted Stock Units with respect to which restrictions have not lapsed shall be forfeited at no cost to the Company if no purchase price had been paid for such Restricted Stock Units. The Committee may also impose such other restrictions and conditions on the Restricted Stock Units as it deems appropriate.

(c)	Lapse of Restrictions.

(1)
Restrictions upon Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary or a Director of the Company from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions. The Board may determine, in its discretion, to grant Restricted Stock Unit Awards to Directors that vest in whole or in part immediately upon grant.

(2)
In the event of a Change in Control, all restrictions upon any Restricted Stock Units shall lapse immediately and all such Restricted Stock Units shall become fully vested in the Grantee thereof. The Committee shall have the authority to make Awards of Restricted Stock Units under Agreements which provide that restrictions do not immediately lapse upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such restrictions shall lapse upon the termination by the Company of the employment of the Grantee following a Change in Control.

(3)
In the event of termination of employment (or cessation of service as a Director) as a result of death or Retirement of a Grantee, all restrictions upon Restricted Stock Units awarded to such Grantee shall thereupon immediately lapse. The Committee shall have the authority to make Awards of Restricted Stock Units under Agreements which provide that restrictions do not immediately lapse upon the death or Retirement of the Grantee. The Committee may do so by any means including by providing in an Agreement that Restricted Stock Units not yet vested shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be employed by the Company (or ceasing to serve as a Director) for any reason whatsoever.

(4)
The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Restricted Stock Units awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(5)	With respect to any Accelerated Restricted Stock Units, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares issued upon vesting of Accelerated Restricted Stock Units must be retained by the Grantee for a period of 24 months;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares issued upon vesting of Accelerated Restricted Stock Units must be retained by the Grantee for a period of 18 months;
(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph 9(c)(5).
To effectuate the foregoing, any certificate representing Shares issued upon vesting of Accelerated Restricted Stock Units subject to the retention requirements above will bear an appropriate legend restricting transfers for the applicable period.

(6)
Notwithstanding anything to the contrary in the Plan, the Committee shall have the authority to make Awards of Restricted Stock Units to a Grantee in Agreements under which restrictions on all or a portion of such Restricted Stock Units shall not immediately lapse and become fully vested upon a Change in Control of the Company or the death or Retirement of the Grantee.

(d)
Treatment of Cash Dividends. At the time of an Award of Restricted Stock Units, the Committee may, in its discretion, determine to provide the Grantee with the right to receive cash Dividend Equivalents with respect to the Restricted Stock Units subject to the Award, or a specified portion thereof. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying the Award with respect to any cash dividends declared or paid by the Company while the Award is outstanding. Any such Dividend Equivalents shall be credited to the Grantee at the time the Company pays any cash dividend on its Shares. Until such time as the Dividend Equivalents vest or are forfeited, interest may be credited, in the Committee’s sole discretion, on the amount of such Dividend Equivalents held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Any Dividend Equivalents credited to the Grantee, and any interest accrued thereon, shall vest at the same time as the underlying Restricted Stock Units, and payment of credited Dividend Equivalents, together with any interest accrued thereon, shall be made at the time when the underlying Restricted Stock Units convert to Shares. In the event any Restricted Stock Units are forfeited under Section 9(c) hereof, any Dividend Equivalents credited to Grantee with respect to such forfeited Restricted Stock Units and any interest accrued thereon shall be forfeited to the Company, and the Grantee shall have no rights and the Company shall have no liability as to such Dividend Equivalents or interest.

(e)
Form of Payment. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more of the Restricted Stock Units granted under the Plan, the Company shall notify the Grantee of same. The Company shall then deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir), subject to any determination of the Committee in its sole discretion to settle the Restricted Stock Units in cash or in a combination of cash and Shares, a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Restricted Stock Units for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If the Committee determines to settle any Restricted Stock Units in cash, the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir), cash in amount equal to the Fair Market Value of a Share on the date of vesting multiplied by the number of Restricted Stock Units then vesting and determined by the Committee to be paid in cash. Notwithstanding the foregoing, if requested by a Grantee who is an Eligible Employee, the Committee, in its discretion, has the right to cancel any Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock Units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Restricted Stock Units.

(f)
Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner intended to be consistent with Section 409A.

10.    Performance Goals

(a)
If, at the time of grant, the Committee intends a Restricted Stock Award or Restricted Stock Unit Award to qualify as “other performance based compensation” within the meaning of Code Section 162(m), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in Section 10(b). “Performance Period” means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Restricted Stock Units has been earned.

(b)
A performance goal described in Section 10(a) shall be based on one or more of the following criteria: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, book value or tangible book value, or shareholder return. The performance goals may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics, may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. For any Award not intended to meet the requirements of Code Section 162(m), the Committee may establish performance goals based on any other performance criteria it deems appropriate. These performance goals are subject to approval by shareholders at the Company’s 2016 annual meeting, and once approved, should be re-approved by the Company’s shareholders no later than the 2021 annual shareholder meeting, and thereafter, once every five years.

(c)
When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m), such inclusion or exclusion shall be made in compliance with Code Section 162(m).

(d)
If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under Code Section 162(m).

11.    Adjustment Upon Changes in Capitalization.

(a)
In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)
Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)
If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

12.    Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the surviving corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder. Notwithstanding the foregoing, any other provision in this Plan or in an Option or Award Agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding Options and Awards by paying each holder of an Option or Award in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the Option or Award on the date of the consummation of the transaction or Change in Control. If the Committee elects to exercise its authority hereunder it shall provide each holder of an Option with the right to exercise the option (regardless of any vesting period) immediately prior to the transaction or Change in Control and shall provide each holder of an Award the right to fully vest that Award immediately prior to the transaction or Change in Control. A decision to exercise its right and authority, the manner of exercising its right and authority and interpretations by the Committee under the foregoing provision shall be final and binding on the holders of all Options and Awards.

13.    Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date, as defined in Section 18 below, and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 11 and 12 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where approval of such amendment is required under applicable laws, policies or regulations or applicable listing or other requirements of the national securities exchange upon which the Shares are then listed, including amendments that will:

(a)	increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b)	change the class of persons eligible to participate in the Plan;

(c)	materially extend the term of the Plan; or

(d)	cause Options or Stock Appreciation Rights issued under the Plan to be repriced or otherwise modified in a manner contemplated under Section 6(i) and Section 7(f) of the Plan.
Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.
14.    Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.    Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)	limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)
be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16.    Regulations and Other Approvals; Governing Law.

(a)
This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)
The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)
The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with respect to the grant of Options and certain Awards, Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)
Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)
Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f)
In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17.    Miscellaneous.

(a)
Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)
Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee who is an Eligible Employee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award.

Notwithstanding anything to the contrary contained herein, if any such Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. An Optionee or Grantee who is an Eligible Employee may be permitted, in the Committee’s discretion, to satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Shares to be delivered for the payment of such taxes. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(c)
Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then the beneficiary or beneficiaries named by the Optionee or Grantee under the Company’s group term life insurance plan will be deemed to be the beneficiary.

(d)
Recoupment. Notwithstanding anything to the contrary, an Agreement may provide that the Committee may cancel an Option or Award if the Optionee or Grantee has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Agreement that in such event, the Optionee or Grantee will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Option or Award, the sale or other transfer of such Option or Award, or the sale of Shares acquired in respect of such Option or Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Agreement that if the Optionee or Grantee receives any amount in excess of what should have been received under the terms of the Option or Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Optionee or Grantee shall be required to promptly repay any such excess amount to the Company. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Options and Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

18.    Effective Date. The effective date of the Plan shall be the date of its approval by shareholders following its adoption by the Board (the “Effective Date”). This Plan shall be effective only upon the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of the Board’s adoption of the Plan. Awards may be granted under the Plan after its adoption by the Board but prior to the Effective Date provided that all such Awards shall be null and void if the Plan is not approved by the requisite shareholder vote at the 2016 annual meeting. From and after the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as options or awards granted thereunder shall remain outstanding.